As filed with the Securities and Exchange Commission on June 11, 1996
                                                        Registration No. 33-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        ENERGY CONVERSION DEVICES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                        8731                   38-1749884
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number)   Identification No.)

                              1675 West Maple Road
                                 Troy, MI 48084
                                 (810) 280-1900

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ROGER JOHN LESINSKI, ESQ.
                        Energy Conversion Devices, Inc.
                              1675 West Maple Road
                                 Troy, MI 48084
                                 (810) 280-1900

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:


                            CRAIG A. ROEDER, ESQ.
                                JENNER & BLOCK
                                One IBM Plaza
                              Chicago, IL 60611
                                (312) 222-9350

        Approximate date of proposed commencement of sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest-reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective Registration Statement for the same offering. [   ]
_______________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
Registration Statement for the same offering. [   ]  ________________________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box .   [  ]
- --------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE



============================================================================================================
                                                  Proposed              Proposed
Title of Securities   Amount to be          Maximum Offering      Maximum Aggregate     Amount of
to be Registered      Registered            Price Per Share(1)    Offering Price(1)     Registration Fee
- ------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value                   724,688                       $26.00           $18,841,888             $6,497.20
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on June 6, 1996.

                                  ____________


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                        ENERGY CONVERSION DEVICES, INC.
                             CROSS-REFERENCE SHEET


               Item Number and Heading in
             Form S-3 Registration Statement                     Location in Prospectus
- ---------------------------------------------------------  -----------------------------------
1.  Forepart of the Registration Statement and Outside            Outside Front Cover Page
    Front Cover Page of Prospectus
2.  Inside Front and Outside Back Cover Pages of                   Inside Front Cover Page
    Prospectus
3.  Summary Information, Risk Factors and Ratio of                     Inapplicable
    Earnings to Fixed Charges
4.  Use of Proceeds                                                   Use of Proceeds
5.  Determination of Offering Price                              Outside Front Cover Page;
                                                                  Plan of Distribution
6.  Dilution                                                           Inapplicable
7.  Selling Stockholders                                           Selling Stockholders
8.  Plan of Distribution                                         Outside Front Cover Page;
                                                                  Plan of Distribution
9.  Description of Securities to be Registered                   Outside Front Cover Page;
                                                           Documents Incorporated by Reference
10. Interests of Named Experts and Counsel                            Inapplicable
11. Material Changes                                                  Inapplicable
12. Incorporation of Certain Information by Reference      Documents Incorporated by Reference
13. Disclosure of Commission Position on Indemnification                  Inapplicable
    for Securities Act Liabilities

PROSPECTUS

                        ENERGY CONVERSION DEVICES, INC.

                         724,688 Shares of Common Stock
                                ($.01 par value)

                                 ______________

     This Prospectus relates to 724,688 shares of the Common Stock, par value $.01 per share, of Energy Conversion Devices, Inc. (the "Company") acquired or to be acquired by certain stockholders of the Company (collectively the "Selling Stockholders") in private transactions. See "Selling Stockholders." All or a portion of the shares of Common Stock to which this Prospectus relates may be sold from time to time by the Selling Stockholders in public or private sales at prevailing market prices or at prices negotiated with the purchasers of such shares.

     The Common Stock is traded on the Nasdaq National Market under the symbol "ENER." On June 6, 1996, the closing price of the Common Stock, as reported by the Nasdaq National Market, was $25.375 per share.

                                 ______________


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                 ______________


               The date of this Prospectus is June 11, 1996.


     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may any offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering herein contained and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

                                   __________


                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material may be inspected and copies made at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511. This material may also be inspected and copies made at and, upon written request copies obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024 at its principal office, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission in Washington, D.C. a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities covered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.


                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company's (i) Annual Report on Form 10-K for the fiscal year ended June 30, 1995, (ii) Quarterly Reports on Form 10-Q for the periods ended September 30, 1995, December 31, 1995 and March 31, 1996, (iii) Amendment No. 3 dated July 11, 1995 to Form 8-K dated March 14, 1995, Report on Form 8-K dated January 4, 1996 and Report on Form 8-K dated January 11, 1996 as amended on January 18, 1996, and (iv) description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A as filed with the Commission on November 27, 1968, including any amendments or reports filed for the purpose of updating such description are incorporated in and made a constituent part of this Prospectus by reference. All documents filed by the Company with the Commission pursuant to Sections

13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Common Stock covered by this Prospectus shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon oral or written request, the Company will provide without charge a copy of any document incorporated in this Prospectus by reference, exclusive of exhibits unless specifically incorporated herein by reference, to each person to whom this Prospectus is delivered. Requests for such documents should be directed to the Secretary of the Company, 1675 West Maple Road, Troy, MI 48084.

                                  THE COMPANY

     The Company is in the business of synthesizing new materials and developing advanced production technology and innovative products based on amorphous (disordered) and related materials, with an emphasis on alternative energy and advanced information technologies. The Company's products and production technology in the field of alternative energy are being manufactured and marketed through alliances throughout the world with major companies, such as General Motors Corporation and Canon, Inc. In the field of information technology, the Company's Ovonic phase change erasable optical memory technology is rapidly becoming the international choice of major optical memory disk manufacturers. The Company's licensees in this area include, among others, Matsushita Electric Industrial Co., Ltd., Toray Industries, Inc. and Plasmon PLC. The Company's MicrOvonic memory technology is being commercialized through an agreement with Micron Technology, Inc.

     The Company's principal executive offices are located at 1675 West Maple Road, Troy, Michigan 48084, and its telephone number is (810) 280-1900.


                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock to which this Prospectus relates.


                              SELLING STOCKHOLDERS

     The shares of the Common Stock to which this Prospectus relates are being offered by the Selling Stockholders. The Selling Stockholders are Bannon & Co., Inc. ("Bannon"), Nolan Securities Corporation ("Nolan"), Edgar Villchur, Ralph F. Leach, Jack T. Conway, Stanford R. Ovshinsky and Iris M. Ovshinsky.

     Pursuant to a Warrant Agreement dated as of May 17, 1993 (the "Warrant Agreement"), the Company issued Bannon a stock purchase warrant (the "Bannon Warrant") to acquire up to 100,000 shares of the Company's Common Stock at an exercise price, subject to adjustment, of $6.625 per share. The Bannon Warrant was issued as partial consideration for certain investment banking and financial advisory services provided by Bannon to the Company.

     All of the 100,000 shares of Common Stock issuable upon the exercise of the Bannon Warrant are being offered hereby for the account of Bannon. The Company has been advised by Bannon that it does not presently own any securities of the Company other than the Bannon Warrant.

     Pursuant to a Placement Agreement dated as of December 21, 1995 (the "Placement Agreement"), the Company issued Nolan a stock purchase warrant (the "Nolan Warrant") to acquire up to 45,000 shares of the Company's Common Stock at an exercise price, subject to adjustment, of $18 per share. The Nolan Warrant was issued as partial consideration for Nolan's services as placement agent in connection with a limited public offering of the Company's Common Stock completed in January 1996.

     All of the 45,000 shares of Common Stock issuable upon the exercise of the Nolan Warrant are being offered hereby for the account of Nolan. The Company has been advised by Nolan that it does not presently own any securities of the Company other than the Nolan Warrant.

     Mr. Villchur was issued 62,500 shares of the Company's Common Stock in private placement transactions. All of the foregoing shares are being offered hereby for the account of Mr. Villchur. In addition to the foregoing shares, Mr. Villchur is the beneficial owner of 136,500 shares of Common Stock.

     Mr. Leach was issued 60,000 shares of the Company's Common Stock in a private placement transaction. Mr. Leach is also the holder of stock options to acquire 100,000 shares of Common Stock at a price per share of $12.00 issued to Mr. Leach in February 1995 pursuant to a stock option agreement between the Company and Mr. Leach. Mr. Leach was, until his retirement in December 1995, the Chairman of the Board of Directors of the Company.

     All of the foregoing shares of Common Stock owned by Mr. Leach or acquirable by him upon the exercise of the foregoing stock options are being offered hereby for the account of Mr. Leach. In addition to the foregoing shares and stock options, Mr. Leach is the beneficial owner of 294,287 shares of Common Stock and presently exercisable stock options to acquire 7,500 shares of Common Stock. After completion of this offering, if all of the shares offered hereby for the account of Mr. Leach are sold, Mr. Leach will be the beneficial owner of shares representing approximately 3.8% of the Company's outstanding Common Stock.

     Mr. Conway is the holder of stock options to acquire 17,000 shares of Common Stock at a price of $12.00 per share issued to Mr. Conway in February 1995 pursuant to a stock option agreement between the Company and Mr. Conway. Mr. Conway is a director of the Company.

     All of the shares of Common Stock acquirable by Mr. Conway upon the exercise of the foregoing stock options are being offered hereby for the account of Mr. Conway. In addition to the foregoing shares, Mr. Conway is the beneficial owner of 14,670 shares of Common Stock and presently exercisable stock options to acquire 6,800 shares of Common Stock.

     Mr. and Dr. Ovshinsky are the holders of stock options to acquire 209,868 and 139,576 shares of Common Stock, respectively, issued to them by the Company in November 1993 pursuant to separate stock option agreements ("Stock Option Agreements"). Mr. Ovshinsky is a director and the President and Chief Executive Officer of the Company, the Chief Executive Officer of Ovonic Battery Company, Inc., a subsidiary of the Company ("Ovonic Battery"), and a director or member of the board of managers of GM Ovonic L.L.C., United Solar Systems Corp and Sovlux, joint venture entities in which the Company or Ovonic Battery is a principal shareholder or member. Dr. Ovshinsky is a director and Vice President of the Company and a director and Secretary of Ovonic Battery.

     204,309 and 135,879 shares of Common Stock acquirable, respectively, by Mr. and Dr. Ovshinsky upon the exercise of stock options under the Stock Option Agreements are being offered hereby for their account. However, Mr. and Dr. Ovshinsky have no present intention of selling all or a portion of the shares offered hereby. Mr. and Dr. Ovshinsky are the beneficial owners of 153,420 and 65,601 shares, respectively, of the Company's Class A Common Stock and 7,600 and 1,984 shares, respectively, of Common Stock. Mr. and Dr. Ovshinsky may, if they choose to do so, exercise a portion (126,082 and 84,055 shares, respectively) of their stock options under the Stock Option Agreements for Class A Common Stock. Mr. and Dr. Ovshinsky also have the right to acquire 147,983 and 78,756 shares, respectively, of Common Stock upon the exercise of presently exercisable stock options. After completion of this offering, if all of the shares offered hereby for the account of Mr. and Dr. Ovshinsky are sold, Mr. and Dr. Ovshinsky will be the beneficial owners of shares representing approximately 99.6% of the Company's outstanding Class A Common Stock and 4.2% of the Company's outstanding Common Stock.

     Except as described above, none of the foregoing persons or entities have held any position or office or had any other material relationship with the Company within the past three years.


                              PLAN OF DISTRIBUTION

     The Company has been advised that the shares of Common Stock to which this Prospectus relates may be distributed by the Selling Stockholders from time to time in one or more public or private transactions, including block transactions, effected on the Nasdaq National Market or on other exchanges or markets on which the Common Stock may from time to time be trading, in negotiated transactions, or in a combination of the foregoing. Sales of shares of Common Stock by the Selling Stockholders may be made at prevailing market prices or at prices negotiated with the purchasers of such shares.

     The Selling Stockholders may effect sales of the shares of Common Stock to which this Prospectus relates to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts or commissions payable by the Selling Stockholders and may receive commissions payable by purchasers of shares for whom such broker-dealers may act as agents.

     Any broker-dealer that participates with the Selling Stockholders in the distribution of the shares of Common Stock to which this Prospectus relates may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealer and any profit on the resale of shares by such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

     Pursuant to the Warrant Agreement and the Placement Agreement, the Company has agreed to indemnify Bannon and Nolan and their respective officers, directors and stockholders against certain liabilities, including certain liabilities arising under the Securities Act, arising in connection with the offer and sale of the Common Stock offered hereby.

     The Company will bear all costs and expenses of the registration of the shares of Common Stock to which this Prospectus relates.

                            VALIDITY OF COMMON STOCK

     The validity of the shares of Common Stock being sold in the offering has been passed upon for the Company by Jenner & Block, Chicago, Illinois.


                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.                  Other Expenses of Issuance and Distribution

Registration fee ....................................................   $6,497.20
Legal fees and expenses .............................................    5,000.00*
Accountants' fees and expenses ......................................    2,000.00*
Miscellaneous .......................................................    1,000.00*
                                                                       ----------
                Total ...............................................  $14,497.20


__________
* Estimated

     The Company will bear all of the foregoing expenses.


Item 15. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; provided, however, in a suit by or in the right of the corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity or such expenses deemed proper by the court.

     The Company's Certificate of Incorporation provides that the Company will indemnify its directors and officers (and their heirs, executors and administrators) against expenses reasonably incurred or imposed upon them in connection with or arising out of any action, suit or proceeding in which they may be involved or to which they may be made a party by reason of being or having been a director or officer of the Company, or, at the Company's request, any other corporation of which the Company is a stockholder or creditor and from which they are not entitled to be indemnified, except in respect of matters as to which they are finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct. In the event of the settlement of any such action, suit or proceeding, the Company is obligated to provide indemnification only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit a breach of duty.

     The Company's Bylaws provide that the Company will indemnify each person who is or was a director or officer of the Company, or is or was serving as a director or officer of another corporation or as a trustee or officer of an association or trust of which the Company owns stock or shares or of which the Company is a creditor, against all liabilities and expenses at any time imposed upon or reasonably incurred by such person in connection with, arising out of or resulting from any action, suit or proceeding in which such person may be involved or with which such person may be threatened, by reason of his then serving or theretofore having served as such director, trustee or officer, or by reason of any alleged act or omission by him in any such capacity, whether or not he is serving as such director, trustee or officer at the time any or all of such liabilities or expenses are imposed upon or incurred by him. The matters covered by the foregoing indemnity include amounts paid by any such person in compromise or settlement, if such compromise or settlement is approved as in the best interests of the Company by vote of a majority of disinterested directors then in office or by vote of a majority of the shares of stock held by disinterested stockholders entitled to vote at a meeting called for such purpose. The foregoing indemnity excludes liabilities or expenses incurred in connection with any matters as to which the person seeking indemnification is finally adjudged in such action, suit or proceeding to be liable by reason of negligence or misconduct in the performance of his duties as such director, trustee or officer.



Item 16.   Exhibits

       See Exhibit Index.


Item 17.   Undertakings


A. Subsequent Disclosure.

     The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Incorporation by Reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Troy, State of Michigan, on June 11, 1996.

                             ENERGY CONVERSION DEVICES, INC.




                             By   /s/ Stanford R. Ovshinsky
                               --------------------------------------------
                                     Stanford R. Ovshinsky
                                     President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger John Lesinski and Ghazaleh Koefod, and each of them, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.



         Signature                           Title                     Date
- ----------------------------  ----------------------------------   -------------

 /s/ Stanford R. Ovshinsky    Director, President and Chief        June 11, 1996
- ----------------------------  Executive Officer (principal         -------------
   Stanford R. Ovshinsky      executive officer)


   /s/ Kenneth A. Pullis      Acting Chief Financial Officer       June 11, 1996
- ----------------------------  (principal financial officer and     -------------
     Kenneth A. Pullis        principal accounting officer)

   /s/ Robert C. Stempel
- ----------------------------  Chairman of the Board of Directors   June 11, 1996
     Robert C. Stempel                                             -------------

   /s/ Iris M. Ovshinsky
- ----------------------------  Director                             June 11, 1996
     Iris M. Ovshinsky                                             -------------

     /s/ Nancy M. Bacon
- ----------------------------  Director                             June 11, 1996
       Nancy M. Bacon                                              -------------

- ----------------------------
      Umberto Colombo         Director                             -------------

- ----------------------------
       Jack T. Conway         Director                             -------------

   /s/ Hellmut Fritzsche
- ----------------------------  Director                             June 11, 1996
     Hellmut Fritzsche                                             -------------

- ----------------------------  Director
         Joichi Ito                                                -------------

/s/  Walter J. McCarthy, Jr.
- ----------------------------  Director                             June 11, 1996
  Walter J. McCarthy, Jr.                                          -------------

    /s/ Florence I. Metz
- ----------------------------       Director                        June 11, 1996
      Florence I. Metz                                             -------------

- ----------------------------
      Haru Reischauer              Director                        -------------

  /s/  Nathan J. Robfogel
- ----------------------------       Director                        June 11, 1996
     Nathan J. Robfogel                                            -------------

   /s/ Stanley K. Stynes
- ----------------------------       Director                        June 11, 1996
     Stanley K. Stynes                                             -------------

                                 EXHIBIT INDEX



                                                                                PAGE OR
EXHIBIT NO.                                                                     REFERENCE
- ------------------------------------------------------------------------        ---------


4.1     Restated Certificate of Incorporation filed September 29, 1967            (a)

4.2     Certificate of Amendment to Certificate of Incorporation filed
        September 15, 1978 increasing and extending voting rights
        of the Company's Class A Common Stock and establishing
        class voting with respect to other matters                                (b)

4.3     Certificate of Amendment to Certificate of Incorporation filed
        January 7, 1982 increasing and extending voting rights to the
        Company's Class A Common Stock                                            (c)

4.4     Certificate of Amendment to Certificate of Incorporation filed
        September 13, 1993 extending voting rights of the Company's
        Class A Common Stock                                                      (d)

4.5     Bylaws of the Company Effective May 18, 1982                              (e)

4.6     Amendment to Article XIII of Bylaws                                       (f)

4.7     Agreement among the Company, Stanford R. Ovshinsky and
        Iris M. Ovshinsky, relating to the automatic conversion of Class
        A Common Stock into the Company's Common Stock upon the
        occurrence of certain events, dated September 15, 1964                    (g)

5.1     Opinion of Jenner & Block

23.1 Consent of Jenner & Block (included in the opinion filed as Exhibit 5.1)
23.2    Consent of Deloitte & Touche LLP

                             Notes to Exhibit List

(a) Filed as Exhibit 2-A to the Company's Form 8-A and incorporated herein by reference.

(b) Filed as Exhibit 3-A-2 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 2-61551) and incorporated herein by reference.

(c) Filed as Exhibit 1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1981 and incorporated herein by reference.

(d) Filed as Exhibit 3.11 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 and incorporated herein by reference.

(e) Filed as Exhibit 3.7 to the Company's original Annual Report on Form 10-K for the fiscal year ended June 30, 1984 and incorporated herein by reference.

(f) Filed as Exhibit 5 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1982 and incorporated herein by reference.

(g) Filed as Exhibit 13-D to the Company's Registration Statement on Form S-1 (Registration No. 2-26772) and incorporated herein by reference.